Exhibit 13.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Sony Corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the year ended March 31, 2008 (the “Form 20-F”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Howard Stringer
Howard Stringer
Chairman and Chief Executive Officer

/s/ Nobuyuki Oneda
Nobuyuki Oneda
Executive Vice President and Chief Financial Officer

Date: June 20, 2008